SCHEDULE FOR COMPUTATION OF EACH PERFORMANCE
               QUOTATION FOR THE PERIOD FROM INCEPTION (AUGUST 25,
                           1993) THROUGH JULY 31, 1994

                               ANALYSTS STOCK FUND
                     AVERAGE ANNUAL TOTAL RETURN CALCULATION


         $1,000(1+T).93=$1,099
         T = .107 = 10.7%


                           ANALYSTS FIXED INCOME FUND
                     AVERAGE ANNUAL TOTAL RETURN CALCULATION


         $1,000(1+T).93=$942
         T = -.062 = -6.2%


                           ANALYSTS FIXED INCOME FUND
                              SEC YIELD CALCULATION


         Yield=2[(8,148-1,298+1)6-1]=.076=7.6%
                     82,059 x 13.38